SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 12, 2005

SILICON GRAPHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 960-1980

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 12, 2005, Silicon Graphics, Inc. (the “Company”) renewed its asset-based line of credit with Wells Fargo Foothill, Inc. (the “Lender”).  Improvements in the terms of the Second Amended and Restated Credit Agreement (the “Credit Agreement”), which reflects the effect of certain amendments to the prior agreement that have been previously disclosed, include increasing availability under the facility by expanding the existing borrowing base to (i) add categories of collateral that tend to remain relatively fixed throughout each quarter, including the Company’s intellectual property and eligible real property, and (ii) adjust the calculation of inventory reserves and eligible accounts receivable.  In addition, the Credit Agreement provides for less restrictive financial covenants than those of the prior line, including reduction of the minimum cash covenant from $50 million to $25 million.  The Credit Agreement also contains restrictions that currently limit the credit facility to $50 million and require the deposit of a minimum of $20 million in cash collateral with the Lender.  These restrictions will terminate if the Company satisfies certain financial covenants under the Credit Agreement for the quarter ending June 24, 2005.

The Company has historically used the credit facility solely to support letters of credit, including letters of credit it is required to provide as security under certain lease obligations.  The amount outstanding under the previous facility, measured at the end of each reporting period, ranged from $44 million to $50.5 million.

The Credit Agreement provides for a credit facility of up to $60 million, with the borrowing base determined weekly based on the value of working capital items, real estate and intellectual property.  The credit facility expires April 12, 2007 and is secured by substantially all the assets of the Company and the subsidiary that is responsible for its U.S. federal government business.  The Credit Agreement includes financial covenants and other terms and conditions customary to credit facilities of this type.  Among others things, these covenants provide for minimum levels of EBITDA (earnings before interest, taxes, depreciation and amortization), minimum cash and cash equivalents levels and limits on capital expenditures.  The Credit Agreement also limits the Company’s ability to incur additional indebtedness, dispose of certain assets, pay dividends on capital stock, repurchase capital stock or prepay or repurchase debt obligations.  Maturity of the credit facility is subject to acceleration upon various customary events of default.

The descriptions of the Credit Agreement and the related security agreement (the “Security Agreement”) set forth above are qualified in their entirety by reference to the Credit Agreement and the Security Agreement, which are attached as Exhibits 10.1 and 10.2, respectively.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

10.1         Second Amended and Restated Credit Agreement, dated as of April 12, 2005, among the Company, Silicon Graphics Federal, Inc. and Wells Fargo Foothill, Inc.

10.2         Security Agreement, dated as of April 12, 2005, among the Company, Silicon Graphics Federal, Inc. and Wells Fargo Foothill, Inc.

10.3         Amended and Restated Intellectual Property Security Agreement, dated as of March 21, 2005, among the Company, Silicon Graphics Federal, Inc. and Wells Fargo Foothill, Inc. (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on March 25, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: April 13, 2005	By:	/s/ Sandra M. Escher
Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

10.1	Second Amended and Restated Credit Agreement, dated as of April 12, 2005, among the Company, Silicon Graphics Federal, Inc. and Wells Fargo Foothill, Inc.

10.2	Security Agreement, dated as of April 12, 2005, among the Company, Silicon Graphics Federal, Inc. and Wells Fargo Foothill, Inc.

10.3

Amended and Restated Intellectual Property Security Agreement, dated as of March 21, 2005, among the Company, Silicon Graphics Federal, Inc. and Wells Fargo Foothill, Inc. (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on March 25, 2005).